1940 Act No. 811-21806

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	[ ]
Pre-Effective Amendment No.____
Post-Effective Amendment No.____

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 1	[X]

ASSET ALLOCATION TRUST
(Exact Name of Registrant as Specified in Charter)
200 Berkeley Street, Boston, Massachusetts 02116-5034
(Address of Principal Executive Offices)
(617) 210-3200
(Registrant's Telephone Number)

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801
(Name and Address of Agent for Service)

EVERGREEN EQUITY TRUST

PART A

Private Placement Memorandum for Asset Allocation Trust, incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005(Accession No. 0000907244-05-000372)

EVERGREEN EQUITY TRUST

PART B

Asset Allocation Trust

Statement of Additional Information (SAI) for Asset Allocation Trust, incorporated by reference to Initial Registration Statement filed on Form N-1A on September 15, 2005 (Accession No. 0000907244-05-000372)

EVERGREEN EQUITY TRUST

PART C

OTHER INFORMATION

Item 23.    Exhibits

Unless otherwise indicated, each of the Exhibits listed below is filed herewith.

Number	Exhibit Description	Location

(a)	Declaration of Trust	Contained herein

(b)	By-laws	Contained herein

(c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III. (6) (c), IV.(8), V, VI, VI.(3), VII, VIII and By-laws II, III & VIII

Included as part of Exhibits (a) and (b) above.

(d)	Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

(e)	Not applicable

(f)	Not applicable

(g)	Custodian Agreement between the Registrant and State Street Bank and Trust Company	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

(h)(1)	Master Administrative Services Agreement between Evergreen Investment Services, Inc. and the Registrant	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

(h)(2)	Transfer Agent Agreement between the Registrant and Evergreen Service Company, LLC	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

(h)(3)	Letter Amendment to Transfer Agent Agreement	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

(i)	Not applicable

(j)	Not applicable

(k)	Not applicable

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

(o)	Not applicable

(p)(1)	Code of Ethics (Evergreen Funds)	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

(p)(2)	Code of Ethics of the Trust. Code of Ethics – Grantham, Mayo, Van Otterloo & Co. LLC	Incorporated by reference to Initial Registration Statement filed on Form N‑1A on September 15, 2005

Item 24.       Persons Controlled by or Under Common Control with Registrant.

The Trust is wholly owned by Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, a Delaware statutory trust.

Item 25.       Indemnification.

  Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's Declaration of Trust.

  Provisions for the indemnification of the Registrant's Investment Advisor is contained in the Investment Advisory and Management Agreement.

  Provisions for the indemnification of Evergreen Service Company, LLC, the Registrant's transfer agent, are contained in the Master Transfer and Recordkeeping Agreement between Evergreen Service Company, LLC and the Registrant.

  Provisions for the indemnification of State Street Bank and Trust Co., the Registrant's custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 26.       Business or Other Connections of Investment Advisor.

     The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co., LLC is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co., LLC.

Item 27.       Principal Underwriter.

     Not applicable

Item 28.       Location of Accounts and Records.

     All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

              Evergreen Service Company, LLC 200 Berkeley Street, Boston, Massachusetts 02116-5034.

         Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288-0630.

         Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777.

         State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171.

         Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts 02110.

Item 29.       Management Services.

     Not applicable

Item 30.       Undertakings.

       Not applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or the shareholder individually but are binding only upon the assets and property of the Trust.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940 the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 10th day of November 2005.

ASSET ALLOCATION TRUST
By: /s/ Michael H. Koonce
Name: Michael H. Koonce
Title: Secretary

INDEX TO EXHIBITS
EXHIBIT Letter.	EXHIBIT
(a)	Declaration of Trust
(b)	By-Laws